Exhibit 99.2

OLAPIC, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2015

With Independent Auditors’ Report

Olapic, Inc. and Subsidiaries

Table of Contents

December 31, 2015

Page(s)
Independent Auditors’ Report	1-2

Consolidated Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Operations and Comprehensive Loss	4

Consolidated Statement of Changes in Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-18

Supplementary Information

Consolidated Schedules of Cost of Revenue, General and Administrative Expenses and Selling and Marketing Expenses	20

Independent Auditors’ Report

Board of Directors and Stockholders,

Olapic, Inc. and Subsidiaries:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Olapic, Inc. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Olapic, Inc. and Subsidiaries as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Restatement

As discussed in Note 1, the consolidated financial statements previously issued have been restated primarily to reflect the consolidation of its subsidiary, Olapic Argentina S.A., for which the Company acquired a 75% ownership interest in during the year ended December 31, 2015 and the recording of certain sales tax liabilities. Our opinion is not modified with respect to this matter.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidated schedules of cost of revenue, general and administrative expenses, and selling and marketing expenses are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ WithumSmith+Brown, PC

Morristown, NJ
July 17, 2016

Olapic, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2015 (Restated)

Assets

Current assets
Cash and cash equivalents	$11,357,759
Accounts receivable, net	4,522,274
Prepaid expenses	260,575

Total current assets	16,140,608

Property and equipment, net	626,933
Restricted cash	527,903
Security deposits	153,636
Other assets	190,856

Total non-current assets	1,499,328

$17,639,936

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$702,271
Sales tax payable	143,022
Foreign taxes payable	78,173
Commissions payable	675,429
Working capital line of credit	1,487,100
Term loan - current portion	902,778
Deferred revenue	7,215,145

Total current liabilties	11,203,918

Non-current liabilities
Deferred rent	147,029
Term loan - noncurrent portion	1,527,778

Total non-current liabilities	1,674,807

Olapic, Inc. stockholders’ equity
Series A 8% Cumulative Convertible Preferred Stock, $0.00001 par value, 2,455,520 shares authorized, issued and outstanding; liquidation preference - $1,057,870	24
Series B 8% Cumulative Convertible Preferred Stock, $0.00001 par value, 5,560,920 shares authorized, issued and outstanding; liquidation preference - $6,870,373	56
Series C 8% Cumulative Convertible Preferred Stock, $0.00001 par value, 7,078,810 shares authorized, issued and outstanding; liquidation preference - $15,650,957	71
Common stock, $0.00001 par value, 30,000,000 shares authorized, 9,093,888 shares issued and outstanding	91
Other comprehensive loss	(70,078)
Additional paid-in capital	20,854,723
Accumulated deficit	(16,027,542)

Total stockholders’ equity	4,757,345

Noncontrolling interest of consolidated subsidiary	3,866

Total equity	4,761,211

$17,639,936

The Notes to Consolidated Financial Statements are an integral part of this statement.

Olapic, Inc. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Loss

Year Ended December 31, 2015 (Restated)

Revenue, net	$9,434,234

Costs of revenue	3,088,745

Gross profit	6,345,489

Operating expenses
General and administrative	5,413,410
Research and development	1,774,103
Selling and marketing	7,736,380

Total operating expenses	14,923,893

Loss from operations	(8,578,404)

Other income (expense)
Other taxes	(79,025)
Sales tax expense	(157,821)
Other income	45,925
Interest expense	(183,350)

(374,271)

Loss before provision for income taxes	(8,952,675)

Provision for income taxes	58,541

Net loss	(9,011,216)

Less: Net loss attributable to noncontrolling interest	(161)

Net loss attributable to Olapic, Inc.	$(9,011,055)

Comprehensive loss
Net loss	$(9,011,216)
Foreign currency translation loss	(112,611)

Total comprehensive loss	(9,123,827)

Less: Comprehensive loss attributable to noncontrolling interest	(12,088)

Comprehensive loss attributable to Olapic, Inc.	$(9,111,739)

The Notes to Consolidated Financial Statements are an integral part of this statement.

Olapic, Inc. and Subsidiaries

Consolidated Statement of Changes in Equity

Year Ended December 31, 2015 (Restated)

									Other Comprehensive	Additional	Accumulated	Stockholders’ Equity	Noncontrolling	Total
	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Income	Paid In Capital	Deficit	Total	Interest	Equity
December 31, 2015	9,033,560	$90	2,455,520	$24	5,560,920	$56	—	$—	$30,445	$5,842,801	$(7,016,487)	$(1,143,071)	$—	$(1,143,071)
Issuance of series C preferred stock, net of issuance costs of $119,150	—	—	—	—	—	—	7,078,810	71	—	14,880,777	—	14,880,848	—	14,880,848
Issuance of common stock for cash	61,891	1	—	—	—	—	—	—	—	10,022	—	10,023	—	10,023
Repurchase of common stock	(1,563)	—	—	—	—	—	—	—	—	(447)	—	(447)	—	(447)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(100,523)	—	—	(100,523)	(12,088)	(112,611)
Acquisition of Olapic Argentina S.A.	—	—	—	—	—	—	—	—	—	48,351	—	48,351	16,115	64,466
Stock-based compensation	—	—	—	—	—	—	—	—	—	73,219	—	73,219	—	73,219
Net loss	—	—	—	—	—	—	—	—	—	—	(9,011,055)	(9,011,055)	(161)	(9,011,216)

December 31, 2015	9,093,888	$91	2,455,520	$24	5,560,920	$56	7,078,810	$71	$(70,078)	$20,854,723	$(16,027,542)	$4,757,345	$3,866	$4,761,211

The Notes to Consolidated Financial Statements are an integral part of this statement.

Olapic, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2015 (Restated)

Cash flows from operating activities
Net loss	$(9,011,216)
Adjustments to reconcile net loss to net cash used by operating activities
Stock based compensation	73,219
Bad debt expense	118,629
Depreciation and amortization	90,236
Changes in operating assets and liabilities
Accounts receivable	(3,432,975)
Prepaid expenses and other current assets	(80,979)
Restricted cash	(527,903)
Deposits	(22,236)
Other assets	(182,856)
Accounts payable and accrued expenses	1,070,864
Sales tax payable	143,022
Deferred rent	147,029
Deferred revenue	4,758,347

Net cash used by operating activities	(6,856,819)

Cash flows from investing activities
Purchases of property and equipment	(487,346)
Acquisition of Olapic Argentina S.A.	(1)

Net cash used by investing activities	(487,347)

Cash flows from financing activities
Proceeds from issuance of common stock	10,023
Repurchase of common stock	(447)
Proceeds from issuance of Series C preferred stock, net of issuance costs	14,880,848
Proceeds from and repayments to line of credit, net	783,363
Principal payments on term loan	(69,445)

Net cash provided by financing activities	15,604,342

Change in foreign currency translation	(48,143)

Net increase in cash and cash equivalents	8,212,033

Cash and cash equivalents
Beginning of year	3,145,726

End of year	$11,357,759

Supplemental disclosure of cash flow information
Interest paid	$181,507

Taxes paid	$55,403

The Notes to Consolidated Financial Statements are an integral part of this statement.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

1.	Description of Business and Significant Accounting Policies

Olapic, Inc. (the “Company”) is a provider of the leading visual commerce platform for collecting, curating, showcasing and measuring crowd sourced photos and videos. The Company’s platform provides e-commerce retailers, brands and publishers with tools to engage their customers and support a strong community built on visual content. This allows consumers to make more educated purchasing decisions, discover new products and connect to the brand’s community. The Company leverages photos and videos from social network sites and makes brands shoppable. The Company’s platform also offers an analytics suite to help retailers and brands understand what content works and how it is affecting conversions. On February 12, 2014, the Company founded a subsidiary, Olapic UK Ltd, formed in England and Wales to conduct business in the United Kingdom. The subsidiary was formed to market, sell, implement and operate the Company’s platforms in the United Kingdom. Olapic, Inc. owns 100% of the subsidiary.

In September 2016, the Company acquired a 75% interest in an Argentina based company, Olapic Argentina S.A. from a related party for nominal consideration (see Note 3).

Principles of Consolidation

The consolidated financial statements include the accounts of Olapic, Inc., its 100% owned subsidiary, Olapic UK Ltd and Olapic Argentina S.A. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. Noncontrolling interest is presented to reflect the Company’s 75% interest in Olapic Argentina S.A.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, stock-based compensation expense, depreciation expense, deferred revenue, and allowance for doubtful accounts. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments, with a maturity of three months or less at the time of acquisition, to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less any allowance for doubtful accounts as deemed necessary. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on collections and current credit conditions. At December 31, 2015, the Company had an allowance for doubtful accounts of approximately $37,000.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method over the assets’ estimated lives ranging from three to five years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When the indicators of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value. There were no impairment charges during the year ended December 31, 2015.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

Foreign Currency Translation Adjustments and Transactions

Assets and liabilities of Olapic UK Ltd and Olapic Argentina S.A. are translated at the period end rates of exchange, and expenses are translated at the average rates of exchange for the period. Gains or losses resulting from translating foreign currency financial are reflected in foreign currency translation adjustments and are reported as a separate component of comprehensive loss and included in accumulated other comprehensive loss in stockholders’ equity.

Income Taxes

Deferred taxes are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax rates in effect in the year in which the differences are expected to affect taxable income. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As the Company has had losses from operations since its inception, all deferred tax assets in their entirety are offset by a valuation allowance. As of December 31, 2015, the Company has no unrecognized tax liabilities or benefits.

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. The Company’s revenue is derived from the licensing of application software products, professional services and managed services and support. SaaS arrangements include multiple elements, comprised of monthly subscription revenue and related implementation services. The principles followed by the Company are as follows:

For arrangements with multiple deliverables, management evaluates whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple deliverable arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, management accounts for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables do not have standalone value upon delivery, the deliverables that do not have standalone value are generally combined with the final deliverable within the arrangement and treated as a single unit of accounting. Implementation services were determined to lack standalone value and therefore are deferred over the contract life. (Revenue for arrangements treated as a single unit of accounting is generally recognized over the period commencing upon the inception of the subscription service through the end of the initial contractual term).

Deferred revenue represents amounts billed to customers for which revenue has not been recognized. Deferred revenue consists of the unearned portion of fees from subscription contracts or the unrealized portion of professional service fees.

Advertising Expenses

Advertising expenses are charged to operations in the period in which they are incurred. Advertising expense for the year ended December 31, 2015 was approximately $40,000 and is included in selling and marketing expenses.

Research and Development

Costs incurred for research and product development are expensed as incurred. Research and development costs consist primarily of payroll and related costs, fees paid to consultants and outside service providers, travel and entertainment expenses, and allocations for stock option compensation. The Company recognizes research and development expenses in the period in which it becomes obligated to incur such costs. Costs associated with research and development totaled approximately $1,774,000 for the year ended December 31, 2015.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

Restatement

The consolidated financial statements as of the year ended December 31, 2015 were audited by WithumSmith+Brown whose report, dated March 30, 2016, expressed an unqualified opinion. The Company has restated those consolidated financial statements to reflect certain changes.

The consolidated financial statements did not reflect the acquisition of a 75% interest in a foreign entity, Olapic Argentina S.A., during September 2015 (Note 3). In addition, the consolidated financial statements did not reflect sales tax liabilities the Company incurred in various state jurisdictions. Finally, management has changed the presentation of its accounts receivable and deferred revenue to reflect these accounts as gross rather than net as originally stated. This presentation change had no impact on equity or net loss from operations.

The 2015 consolidated financial statements have been restated to reflect these changes and, as a result, the consolidated net loss and comprehensive loss increased by $201,515 and $250,321, respectively. The Company’s stockholders’ equity decreased by $189,721, excluding noncontrolling interest.

The following table discloses the changes in each of the consolidated financial statement line items as a result of the restatement:

	Year Ended December 31, 2015
	Previously Reported	Adjustments	As Restated
Balance Sheet
Cash and cash equivalents	$11,189,187	$168,572	$11,357,759
Accounts receivable, net	3,199,632	1,322,642	4,522,274
Property and equipment, net	609,838	17,095	626,933
Other assets	160,936	29,920	190,856
Accounts payable and accrued expenses	522,024	180,247	702,271
Sales tax payable	—	143,022	143,022
Foreign taxes payable	—	78,173	78,173
Deferred revenue	5,892,503	1,322,642	7,215,145
Other comprehensive loss	(33,360)	(36,718)	(70,078)
Additional paid-in capital	20,806,372	48,351	20,854,723
Accumulated deficit	(15,826,188)	(201,354)	(16,027,542)
Noncontrolling interest of consolidated subsidiary	$—	$3,866	$3,866

Statement of Operations
General and administrative	$5,369,736	$43,674	$5,413,410
Research and development	1,809,428	(35,325)	1,774,103
Other taxes	(56,296)	(22,729)	(79,025)
Other income	—	45,925	45,925
Provision for income taxes	—	58,541	58,541
Foreign currency loss	(63,805)	(48,806)	(112,611)
Comprehensive loss attributable to noncontrolling interest	$—	$(12,088)	$(12,088)

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

Accounting for Stock-Based Compensation

Under the applicable fair value recognition provisions, stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, net of estimated pre-vesting forfeitures, ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements. Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, risk free rates and pre-vesting forfeitures. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, its stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected pre-vesting forfeiture rate and only recognizes expense for those shares expected to vest. If the Company’s actual forfeiture rate is materially different from its estimate, the Company’s stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The Company accounts for equity instruments issued to non-employees in accordance with accounting pronouncements dealing with equity instruments that are issued to non-employees for acquiring, or in conjunction with selling, goods or services.

2.	Property and Equipment

Property and equipment consists of the following:

Furniture and fixtures	$368,092
Office equipment	103,422
Computer equipment	324,357
Leasehold improvements	1,798

797,669

Less: Accumulated depreciation	(170,736)

Property and equipment, net	$626,933

Depreciation expense amounted to $90,236 for the year ended December 31, 2015.

3.	Business Acquisition

On September 29, 2015, the Company acquired a 75% ownership interest in Olapic Argentina S.A. for nominal consideration. Olapic Argentina S.A. is a software programming company located in Argentina and was previously majority owned by a stockholder of the Company. Up until the point of acquisition, the Company was paying consulting fees for software development services to Olapic Argentina S.A. (see Note 8).

This transaction was accounted for using the acquisition method required by the accounting pronouncement dealing with Business Combinations for entities affiliated under common control. The assets and liabilities of Olapic Argentina, S.A. were consolidated at their historical cost basis. The difference between the historical cost basis of the net assets acquired and consideration paid was recoded an increase in additional-paid-in capital.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

The following table summarizes the value of assets and liabilities of Olapic Argentina S.A. as of September 29, 2015:

Assets
Cash	$172,103
Property and equipment, net	49,745
Other assets	22,401

Liabilities
Accrued expenses	(179,782)

Noncontrolling interest	(16,115)
Net asset value in excess of purchase price	(48,351)

Total Consideration	$1

4.	Term Loans and Working Capital Line of Credit

As of December 31, 2015, the Company had an agreement for a working capital line of credit with Silicon Valley Bank (“Silicon”) that provides for maximum borrowings of up to $3,000,000. Together with the term loan, the line is secured by a first perfected security interest in all assets, excluding intellectual property. The Company has a lock-box arrangement with Silicon, whereby the balance is paid down as accounts receivable balances are collected. The remaining unpaid balance is due in full on October 11, 2016. At December 31, 2015 there was $1,487,100 in outstanding borrowings. Interest on the line is at 1.25% above the Prime Rate (4.25% at December 31, 2015).

The loan agreement also includes a borrowing base calculation, which determines the total amount of funds to be outstanding at any given time. As of December 31, 2015, the funds outstanding were within the amount permitted by the borrowing base and the Company was in compliance with the terms of the loan agreement, as defined in the Amended and Restated Loan and Security Agreement.

As of December 31, 2015, the Company had an agreement for a secured term loan facility with Silicon that provides for maximum borrowings of up to $4,000,000.

The Company modified the previous secured term loan and working capital line of credit agreement with Silicon in November 2015, increasing the maximum borrowings from $2,500,000 to $4,000,000 on the term loan and $1,500,000 to $3,000,000 on the working capital line of credit. In addition, the modification adjusted the interest rate on the term loan from 1.75% above Prime to 1% above Prime and on the working capital line of credit from .75% above Prime to 1.25% above Prime. In conjunction with this modification, the Company issued 12,000 common stock warrants with a strike price of $0.53.

The value of the warrants was determined to be immaterial and no value was ascribed to them. In connection with the original term loan and line of credit agreement, 50,000 warrants were issued at a strike price of $.286 and 100,000 warrants were issued at a strike price of $.306. All outstanding warrants are treated as equity instruments. As of December 31, 2015, all 162,000 warrants (adjusted for stock split – see Note 5) issued in connection with these loans are outstanding. The Company incurred approximately $46,000 in legal and financing costs related to the modification and are amortizing them over the life of the term loan. These costs are included in other assets on the accompanying consolidated balance sheet as of December 31, 2015.

The loan required interest only to be paid through September 2015. Commencing on November 14, 2015, the Company is to pay equal monthly installments of principal of $69,445 and interest through the maturity date. The note is due in full on October 31, 2019. At December 31, 2015 there was $2,384,809 in outstanding borrowings, net of issuance costs of $45,747. The interest rate is 1% above the Prime Rate (4.25% at December 31, 2015). The effective interest rate of the term loan is 5.26%.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

The approximate future payments on this term loan are as follows:

Year Ending December 31
2016	$902,778
2017	833,333
2018	694,445

$2,430,556

5.	Stockholders’ Equity

At December 31, 2015, the authorized capital stock of the Company consisted of 30,000,000 shares of Common Stock, par value $0.00001, and 15,095,250 shares of preferred stock, par value $0.00001 per share. Of the preferred shares authorized, 2,455,520 shares are designated as Series A 8% Cumulative Preferred Stock (“Series A stock”), 5,560,920 shares are designated as Series B 8% Cumulative Preferred Stock (“Series B stock”), and 7,078,810 shares are designated as Series C 8% Cumulative Preferred Stock (“Series C stock”). The holders of common stock are entitled to one vote for each share of common stock held. The Company also had 162,000 common stock warrants outstanding as of December 31, 2015 (see Note 4).

During 2015, 7,078,810 shares of Series C Preferred Stock were issued in exchange for cash of $14,999,998, net of expenses totaling $119,150.

During 2015, a number of outstanding options were exercised resulting in the issuances of 61,891 shares of common stock in exchange for cash totaling $10,023.

During 2015, a stock split was effected at a rate of 10 to 1. All share and par value amounts presented within the consolidated financial statements have been retroactively adjusted.

During 2015, 1,563 shares of common stock were repurchased for $447. Those shares were subsequently and were returned to the pool of shares available to be issued. As of December 31, 2015, these shares of common stock remain unissued.

Voting

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of all classes of Preferred Stock are convertible into. Holders of all classes of Preferred Stock have voting rights together with the holders of Common Stock as a single class.

So long as at least 1,112,180 shares of Series B Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis, shall be entitled to elect two directors of the Company (the “Series A/B Directors”).

So long as at least 1,415,750 shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Company (the “Series C Directors” and together with the Series A/B Directors, the “Preferred Directors”).

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

The holders of shares of Common Stock, exclusively and as a separate class, shall be entitled to elect four directors of the Company. Any director elected as provided in the preceding sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

If the holders of shares of Series A Preferred Stock and Series B Preferred Stock, Series C Preferred Stock, or Common Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, then any directorship not so filled shall remain vacant until such time as the holders of Series A Preferred Stock and Series B Preferred Stock, Series C Preferred Stock, or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting. No such directorship may be filled by stockholders of the Company other than by the stockholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of shares of Common Stock and all classes of Preferred Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Company.

At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as noted above, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series of common or preferred stock. The initial Series C Directors may also be appointed by the Board in connection with the approval of the initial issuance of shares of Series C Preferred Stock without a separate action by the holders of record of shares of Series C Preferred Stock.

Dividends

All issued and outstanding Preferred Stock (Series A, B and C) have annual cumulative dividends of 8% of the original issuance price, beginning to accrue at the date of issuance. The cumulative accrued dividends are only payable if declared by the Board of Directors. As of December 31, 2015, dividends in arrears in connection with the Company’s Preferred Stock were as follows; Series A in the aggregate amount of approximately $203,000, Series B in the aggregate amount of approximately $1,120,000 and Series C in the aggregate amount of approximately $651,000.

Conversion

Each share of Preferred Stock is convertible upon issuance at the option of the holder to common stock at a rate determined by dividing the original issuance price ($.348 per share for Series A Preferred Stock, $1.034 per share for Series B Preferred Stock, and $2.119 per shares for the Series C preferred shares) by the conversion price. The conversion price is defined as the original issuance price of the Preferred Stock and is adjusted for events, such as stock splits and other subdivisions of common stock, reorganizations and other dilutive issuances, excluding the issuance of common stock pursuant to the Company’s Olapic, Inc. 2013 Stock Plan, warrants outstanding at the time of issuance of the Preferred Stock and various other exclusions. The number of common shares that Series A, Series B, and Series C Preferred Stockholders can convert into is 15,095,250 as of December 31, 2015.

Each share of Preferred Stock will be automatically converted into shares of common stock at the then effective conversion ratio upon majority vote of the investors of an initial public offering at a share price of at least $6.357 per share (adjusted for stock splits, dividends, recapitalizations and reclassifications) and net proceeds of at least $25,000,000.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

Protective Provisions

At any time when at least 4,528,575 shares of Preferred Stock of any class are outstanding, the Company may not take any of the following actions without the vote or the written consent or affirmative vote of the requisite holders: (i) liquidate, dissolve, or wind-up the business of the Company, or (ii) effect any merger, reorganization, consolidation or Deemed Liquidation Event or consent to any of the foregoing, or (iii) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Company, or (iv) create, authorize the creation of, issue or obligate itself to issue shares of, any equity security or security convertible into or exercisable for any such equity security, having rights, preferences, or privileges senior to or on parity with the preferred shares, or (v) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company having rights that are junior to the preferred shares, including but not limited to prior to payment of the preferred accruing dividends, other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or otherwise approved by the Board including the approval of a majority of the Preferred Directors and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or such other price approved by the Board including the approval of each of the Preferred Directors, or (vi) increase or decrease the authorized number of directors constituting the Board from (5) directors, or (vii) change the class or series, or the number of shares, of the stock to be issued pursuant to any stock option or restricted stock plan of the Company, including, without limitation, the Company’s 2013 Stock Plan, as amended (the “Plan”), unless approved by the board including the approval of each of the Preferred Directors or (viii) amend, alter or repeal these protective provisions.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock are entitled to receive an amount equal to the original issue price ($.348 per share for the Series A preferred shares, $1.034 per share for the Series B preferred shares, and $2.119 per shares for the Series C preferred shares) plus any unpaid accrued dividends whether or not declared.

If upon the liquidation, dissolution or winding-up of the Company the assets of the Company legally available for distribution to the holders of Preferred Stock are insufficient to permit the payment to such holders for the full amount specified, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive under this section.

After completion of the distribution as mentioned above, all the remaining assets of the Company shall be distributed among holders of common stock on a pro rata basis based on the number of shared of common stock held by each.

6.	Stock-Based Compensation

During 2013 the Company’s Board of Directors (the “Board”) instituted and adopted the Olapic, Inc. 2013 Stock Plan (the “Plan”) whereby a committee appointed by the Board may make discretionary awards of Incentive Stock Options and Non-qualified Options to certain employees, officers, directors and consultants. Each award granted will be subject to a Stock Award Agreement setting forth the terms and provisions applicable to the award granted under either plan. The maximum number shares available for issuance to participants under the Plan is 4,252,520 and there are now 1,975,535 shares available to be issued at December 31, 2015.

The options may be awarded to participants at any time as determined by the committee. Each option is equal to one share of the Company’s Common Stock. The exercise price of each option is equal to the fair value of the Company’s Common Stock on the date of award. The options expire at such time as determined by the Board but not to exceed ten years from date of grant and vest over 4 years.

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

If a participant owns more than 10% of the total combined voting power of all classes of stock of the Company, the expiration cannot exceed five years from date of grant. In the event of a termination or resignation of service with the Company, the options granted expire upon termination or no later than three months after termination, as defined in the agreement.

The Company recognized $73,219 of compensation costs related to vested stock-based compensation arrangements during the year ended December 31, 2015. At December 31, 2015, there was $230,652 of unrecognized compensation cost related to non-vested stock-based compensation arrangements. The weighted average vesting period of the remaining options is 4 years.

The weighted average fair market value of options granted during 2015 is $.18 per share.

Valuation Assumptions

The Company estimated the fair value of stock options granted during 2015 using the Black-Scholes model with the following weighted-average assumptions:

Expected term	6 years
Volatility	39%
Risk-free interest rate	1.04%
Dividend yield	0%

The following are factors considered by the Company in developing their assumptions:

1.	The volatility factor for the Company’s stock options was estimated using the average volatility of comparable publicly traded companies as a proxy for what would have been the Company’s volatility had the Company been public.

2.	The Company does not anticipate that dividends will be distributed in the near future.

3.	The Company’s expected term represents the period that the awards are expected to be outstanding.

4.	The Company bases the risk-free interest rate used in the Black-Scholes model on implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

The following summarizes the Company’s stock option plan and the activity for the year ended December 31, 2015:

	Options	Weighted Average	Intrinsic
	Outstanding	Exercise Price	Value
December 31, 2014	1,541,920	$0.23	462,576
Options granted	1,293,435	$0.44	116,409
Options forfeited	(770,767)	$0.29	—
Options exercised	(61,891)	$0.16	—

December 31, 2015	2,002,697	$0.35	360,485

Exercisable at December 31, 2015	606,581	$0.19

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

The summary of the status of the Company’s non-vested shares as of December 31, 2015 and changes during the year then ended are presented below:

	Unvested	Weighted Average
	Shares	Exercise Price
December 31, 2014	1,074,780	$0.08
Options granted	1,293,435	$0.44
Options forfeited	(576,560)	$0.35
Options vested	(395,539)	$0.25

December 31, 2015	1,396,116	$0.39

The following table summarizes the information about stock options outstanding at December 31, 2015:

Options Outstanding			Options Exercisable
	Average	Weighted	Number	Weighted
Number	Contractual	Average	Exercisable at	Average
Outstanding	Life (Years)	Exercise Price	Dec. 31, 2015	Exercise Price
290,310	10 Years	$0.04	262,650	$0.04
431,452	10 Years	$0.29	241,640	$0.29
535,000	10 Years	$0.31	94,479	$0.31
745,935	10 Years	$0.53	7,812	$0.53

2,002,697			606,581

7.	Income Taxes

The Company’s income tax expense consists of the following for the year ended December 31, 2015:

Current
State and local	$—
Foreign	58,541

$58,541

The Company’s deferred income tax assets relating to net operating loss carryforwards are as follows:

Federal	$5,360,000
State and local	1,739,000

Total deferred tax assets	7,099,000
Valuation allowance	(7,099,000)

Net deferred tax assets	$—

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

In assessing the realizability of the Company’s deferred tax assets, management considers whether or not it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management’s assessment is based on the weight of available evidence, including cumulative losses since inception and expected future losses and as such, management does not believe it is more likely than not that the deferred tax assets will be realized. Accordingly, a full valuation allowance has been established and no deferred tax assets and related tax benefit have been recognized in the accompanying consolidated financial statements. At December 31, 2015, the Company has approximately $15,720,000 of federal and state net operating loss carryforwards expiring in 2031 through 2034.

8.	Related Party Transactions

For the year ended December 31, 2015, the Company, with Board of Directors’ approval, paid approximately $619,744 of consulting fees for software programming services provided by an entity owned by one of the Company’s stockholders by manner of a noncontractual agreement. There were no amounts due at December 31, 2015.

9.	Risk Concentrations

The Company periodically maintains cash balances in excess of the FDIC insurance limit in its financial institutions. Interest bearing accounts are insured by the Federal Deposit Insurance Corporations up to $250,000. The bank accounts, at times, exceed federally insured limits. The Company monitors the financial condition of these institutions and has not experienced any losses on such accounts.

As of December 31, 2015, three customers accounted for approximately 12%, 11%, and 10% of outstanding accounts receivable.

The Company had total assets of $736,450 based outside of the United States as of December 31, 2015.

During 2015, 11% of revenues earned by the Company were from customers outside of the United States.

10.	Commitments

In October 2015, the Company entered into a lease agreement for its office space in New York City which expires in January 2026. To secure the leased space, the Company issued an irrevocable letter of credit in the amount of $527,903, which is secured by the restricted cash. In July 2015, the Company entered into a lease agreement for office space in London which expires June 2017. In addition, the Company has commitments for office space leased in Cordoba, Argentina expiring in December 2016 and January 2019. Rent expense for the year ended December 31, 2015 was $740,340.

The approximate future minimum lease payments under these agreements are as follows:

Year Ending December 31
2016	$993,000
2017	1,065,000
2018	1,067,000
2019	1,056,000
2020	1,056,000
Thereafter	5,726,000

$10,963,000

Olapic, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2015 (Restated)

11.	Subsequent Events

During March 2016, the Company acquired the assets including intellectual property and intangibles of Piqora Inc., a social marketing and analytics provider for $15,000.

During 2016, the Company acquired the remaining 25% interest in Olapic Argentina S.A. for nominal consideration.

The Company has evaluated subsequent events through July 17, 2016, which is the date the consolidated financial statements were available to be issued, and has concluded, except for the events disclosed above, that there were no events or transactions that took place which would require disclosure in or adjustments to the consolidated financial statements.

SUPPLEMENTARY INFORMATION

Olapic, Inc. and Subsidiary

Consolidated Schedules of Cost of Revenue, General and Administrative Expenses and Selling and Marketing Expenses

Year Ended December 31, 2015 (Restated)

Cost of revenue
Salaries, taxes and benefits	$1,634,023
Stock based compensation	12,072
Outside services	584,017
Developers	377,598
Server and hosting	454,930
Travel and entertainment	26,105

Total cost of revenue	$3,088,745

General and administrative expenses
Salaries, taxes and benefits	$2,489,259
Stock based compensation	18,391
Bad debt expense	118,629
Computer expenses	323,242
Depreciation and amortization	90,236
Insurance	44,282
Office expenses	271,186
Outside services	120,095
Professional fees	588,145
Recruiting	312,185
Rent and utilities	881,296
Travel and entertainment	156,464

Total general and administrative expenses	$5,413,410

Selling and marketing expenses
Salaries, taxes and benefits	$5,787,180
Marketing expenses	635,221
Stock based compensation	42,756
Office expenses	87,114
Advertising	39,681
Outside services	49,775
Conferences and tradeshows	518,305
Public relations	98,409
Travel and entertainment	477,939

Total selling and marketing expenses	$7,736,380

See Independent Auditors’ Report.